UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

HEARTWARE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-52595	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

HeartWare International, Inc. (ASX:HIN) announced that it has appointed Keith Aaronson, M.D. to be the Co-Principal Investigator for its Bridge-to-Transplant trial in the United States. Dr. Aaronson joins Dr. Mark Slaughter, whose appointment as Principal Investigator was announced in December 2008.

Dr. Aaronson is Medical Director of the Heart Transplant Program and Co-Director of the Heart Failure and Transplant Management Program at the University of Michigan Medical Center. He is Associate Professor of Medicine in the Division of Cardiovascular Medicine at the University of Michigan.  A renowned heart failure cardiologist, Dr. Aaronson is a member of the editorial board of the American College of Cardiology Cardiosource Review Journal and a reviewer for the leading American and European journals of medicine and cardiology and for the annual sessions of the American College of Cardiology, the American Heart Association, the International Society for Heart and Lung Transplantation and the Heart Failure Society of America.  Dr. Aaronson has authored over 50 peer reviewed publications and 9 book chapters.  He has held leadership positions in a number of clinical trials, has authored over 100 abstracts and has presented widely at national and international conferences.

A copy of the complete ASX announcement is attached.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 HeartWare International, Inc. ASX announcement, dated February 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: February 6, 2009	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Operating Officer